May 2023

Morgan Stanley Finance LLC

Preliminary Pricing Supplement No. 9,213
Registration Statement Nos. 333-250103; 333-250103-01
Dated May 24, 2023
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Fixed Income Buffered Securities due May 29, 2025

Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities provide for a minimum payment at maturity of only 20% of the stated principal amount and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the full repayment of principal. Instead, the securities offer the opportunity for investors to earn a fixed monthly coupon at an annual rate of 11.25%. At maturity, if the final share price of each of the common stock of Bank of America Corporation, the common stock of Target Corporation and the common stock of UnitedHealth Group Incorporated, which we refer to collectively as the underlying stocks, is greater than or equal to 80% of the respective initial share price, meaning that no underlying stock has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be, in addition to the final monthly coupon, the stated principal amount. If, however, the final share price of any underlying stock is less than its respective initial share price by an amount greater than the specified buffer amount, investors will be exposed to the decline in the worst performing underlying stock beyond the specified buffer amount on a 1-to-1 basis, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment based on the performance of any underlying stock. Because payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the buffer amount of any underlying stock will result in a loss of your investment, even if the other underlying stocks have appreciated or have not declined as much. The securities are for investors who are willing to risk some or a significant portion of their investment based on the performance of the worst performing underlying stock in exchange for the limited protection against loss and the opportunity to earn interest at a potentially above-market rate. Investors will not participate in any appreciation of any underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Bank of America Corporation common stock (the “BAC Stock”), Target Corporation common stock (the “TGT Stock”) and UnitedHealth Group Incorporated common stock (the “UNH Stock”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	May 24, 2023
Original issue date:	May 30, 2023 (3 business days after the pricing date)
Maturity date:	May 29, 2025
Monthly coupon:	A fixed monthly coupon at an annual rate of 11.25% (corresponding to approximately $9.375 per month per security) will be paid on each coupon payment date.
Coupon payment dates:

Monthly, on the 29th day of each month, beginning June 29, 2023; provided that if any such day is not a business day, that monthly coupon will be paid on the next succeeding business day, and no adjustment will be made to any monthly coupon payment made on that succeeding business day. The monthly coupon for May 2025 will be paid on the maturity date.

Buffer amount:

With respect to each underlying stock, 20%. As a result of the buffer amount of 20%, the value at or above which each underlying stock must close on the determination date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the BAC Stock: $22.864, which is 80% of its initial share price

With respect to the TGT Stock: $117.728, which is 80% of its initial share price

With respect to the UNH Stock: $383.552, which is 80% of its initial share price

Minimum payment at maturity:	$200 per security (20% of the stated principal amount)
Payment at maturity:

The payment at maturity will be, in addition to the final monthly coupon, as follows:

If the final share price of each underlying stock is greater than or equal to 80% of its respective initial share price, meaning that the final share price of no underlying stock has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

the stated principal amount of $1,000 per security

If the final share price of any underlying stock is less than 80% of its respective initial share price, meaning that the final share price of any of the underlying stocks has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

$1,000 + [$1,000 × share percent change of the worst performing underlying stock + 20%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $953.50 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1) The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)  MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3) See “Use of proceeds and hedging” on page 33.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Terms continued from previous page:
Determination date:	May 23, 2025, subject to postponement for non-trading days and certain market disruption events
Initial share price:

With respect to the BAC Stock: $28.58, which is its closing price on May 23, 2023

With respect to the TGT Stock: $147.16, which is its closing price on May 23, 2023

With respect to the UNH Stock: $479.44, which is its closing price on May 23, 2023

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the determination date multiplied by the adjustment factor for such underlying stock on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
Share percent change:	With respect to each underlying stock, (final share price – initial share price) / initial share price
CUSIP / ISIN:	61774XY98 / US61774XY982
Listing:	The securities will not be listed on any securities exchange.

May 2023  Page 2

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Investment Summary

Fixed Income Buffered Securities
Principal at Risk Securities

Fixed Income Buffered Securities due May 29, 2025 Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated (the “securities”) do not guarantee the full repayment of principal. Instead, the securities provide a minimum payment at maturity of only 20% of the stated principal amount. The securities offer the opportunity for investors to earn a fixed monthly coupon at an annual rate of 11.25%. At maturity, if the final share price of each of the common stock of Bank of America Corporation, the common stock of Target Corporation and the common stock of UnitedHealth Group Incorporated (which we refer to together as the “underlying stocks”) is greater than or equal to 80% of the respective initial share price, meaning that no underlying stock has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be, in addition to the final monthly coupon, the stated principal amount. If, however, the final share price of any underlying stock is less than its initial share price by an amount greater than the specified buffer amount, investors will be exposed to the decline in the worst performing underlying stock beyond the specified buffer amount on a 1-to-1 basis, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors could lose up to 80% of the stated principal amount of the securities. In addition, investors will not participate in any appreciation of any underlying stock.

Maturity:	Approximately 2 years
Monthly coupon:	A fixed monthly coupon at an annual rate of 11.25% (corresponding to approximately $9.375 per month per security) will be paid on the securities on each coupon payment date.
Payment at maturity:

The payment at maturity will be, in addition to the final monthly coupon, as follows:

If the final share price of each underlying stock is greater than or equal to 80% of its respective initial share price, meaning that the final share price of no underlying stock has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

the stated principal amount of $1,000 per security

If the final share price of any underlying stock is less than 80% of its respective initial share price, meaning that the final share price of any of the underlying stocks has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

$1,000 + [$1,000 × share percent change of the worst performing underlying stock + 20%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

May 2023  Page 3

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $953.50, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the monthly coupon rate, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

May 2023  Page 4

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Key Investment Rationale

The securities provide a minimum payment at maturity of only 20% of the stated principal amount and will pay a fixed monthly coupon (including at maturity) at the rate specified herein. The securities are for investors who are willing to risk some or a significant portion of their principal based on the performance of the worst performing underlying stock in exchange for the limited protection against loss and the opportunity to earn interest at a potentially above-market rate. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the payment at maturity may be up to 80% less than the stated principal amount. Investors will not participate in any appreciation in any underlying stock.

Monthly coupon:	The securities will pay a fixed monthly coupon at an annual rate of 11.25% (corresponding to approximately $9.375 per month per security) on each coupon payment date.
Scenario 1: Investors receive principal back at maturity.

At maturity, each underlying stock closes at or above 80% of its respective initial share price, meaning that none of the underlying stocks has declined by an amount greater than the buffer amount of 20%. Investors receive, in addition to the final monthly coupon payment, the stated principal amount. Investors will not participate in any appreciation of the underlying stocks, and the return on the securities will be limited to the monthly coupons that are paid on the securities.

Scenario 2: Investors suffer a loss of principal at maturity.

At maturity, one or more underlying stocks close below 80% of the respective initial share price(s), meaning that such underlying stock has declined by an amount greater than the buffer amount of 20%. In this scenario, investors will receive the final monthly coupon payment, but will lose 1% for every 1% decline in the final share price of the worst performing underlying stock from its initial share price beyond the buffer amount of 20%. The payment at maturity will be less than the stated principal amount. Investors may lose up to 80% of their investment in the securities.

May 2023  Page 5

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Underlying Stocks Summary

Bank of America Corporation

Bank of America Corporation is a bank holding company and a financial holding company. The BAC Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Bank of America Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06523 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Bank of America Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BAC Stock is accurate or complete.

Information as of market close on May 23, 2023:

Bloomberg Ticker Symbol:	BAC
Exchange:	NYSE
Current Stock Price:	$28.58
52 Weeks Ago:	$35.87
52 Week High (on 11/11/2022):	$38.41
52 Week Low (on 3/23/2023):	$26.97
Current Dividend Yield:	3.08%

For additional historical information, see “Bank of America Corporation Historical Performance” below.

Target Corporation

Target Corporation sells a wide assortment of general merchandise and food. The TGT Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Target Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06049 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Target Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TGT Stock is accurate or complete.

Information as of market close on May 23, 2023:

Bloomberg Ticker Symbol:	TGT
Exchange:	NYSE
Current Stock Price:	$147.16
52 Weeks Ago:	$153.90
52 Week High (on 2/2/2023):	$181.02
52 Week Low (on 6/17/2022):	$139.30
Current Dividend Yield:	2.94%

For additional historical information, see “Target Corporation Historical Performance” below.

UnitedHealth Group Incorporated

UnitedHealth Group Incorporated is a diversified health-care company. The UNH Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by UnitedHealth Group Incorporated pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-10864 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding UnitedHealth Group Incorporated may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer

May 2023  Page 6

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the UNH Stock is accurate or complete.

Information as of market close on May 23, 2023:

Bloomberg Ticker Symbol:	UNH
Exchange:	NYSE
Current Stock Price:	$479.44
52 Weeks Ago:	$492.08
52 Week High (on 10/31/2022):	$555.15
52 Week Low (on 6/17/2022):	$452.06
Current Dividend Yield:	1.38%

For additional historical information, see “UnitedHealth Group Incorporated Historical Performance” below.

May 2023  Page 7

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity. The following examples are for illustrative purposes only. You will receive a fixed monthly coupon (including at maturity) at a rate of 11.25% per annum regardless of the performance of the underlying stocks. The amount you will receive at maturity will be determined by reference to the final share price of each underlying stock on the determination date. The actual initial share price for each underlying stock is set forth on the cover of this document. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Monthly Coupon:	A fixed monthly coupon at an annual rate of 11.25% (corresponding to approximately $9.375 per month per security) is paid on each of the coupon payment dates.*
Payment at Maturity:

The payment at maturity will be, in addition to the final monthly coupon, as follows:

If the final share price of each underlying stock is greater than or equal to 80% of its respective initial share price, meaning that the final share price of no underlying stock has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

the stated principal amount of $1,000 per security

If the final share price of any underlying stock is less than 80% of its respective initial share price, meaning that the final share price of any of the underlying stocks has decreased by an amount greater than the buffer amount of 20% from its respective initial share price:

$1,000 + [$1,000 × share percent change of the worst performing underlying stock + 20%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the BAC Stock: $30.00 With respect to the TGT Stock: $150.00 With respect to the UNH Stock: $500.00
Buffer Amount:	With respect to each of the underlying stocks, 20%
Minimum Payment at Maturity:	$200 per security

* The actual monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical monthly coupon of $9.375 is used in these examples for ease of analysis.

May 2023  Page 8

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

How to calculate the payment at maturity:

	Final Share Price			Payment at Maturity (in addition to the final monthly coupon payment)
	BAC Stock	TGT Stock	UNH Stock
Example 1:	$55.00 (at or above 80% of the initial share price)	$175.00 (at or above 80% of the initial share price)	$550.00 (at or above 80% of the initial share price)	$1,000 (the stated principal amount)
Example 2:	$21.00 (below 80% of the initial share price)	$220.50 (at or above 80% of the initial share price)	$375.00 (below 80% of the initial share price)	$1,000 + [$1,000 × (share percent change of the worst performing underlying stock) + 20%)] = $1,000 + [$1,000 × (-30% + 20%)] = $900
Example 3:	$45.50 (at or above 80% of the initial share price)	$107.50 (below 80% of the initial share price)	$275.00 (below 80% of the initial share price)	$1,000 + [$1,000 × (-45% + 20%)] = $750
Example 4:	$12.00 (below 80% of the initial share price)	$30.00 (below 80% of the initial share price)	$150.00 (below 80% of the initial share price)	$1,000 + [$1,000 × (-80% + 20%)] = $400
Example 5:	$9.00 (below 80% of the initial share price)	$67.50 (below 80% of the initial share price)	$200.00 (below 80% of the initial share price)	$1,000 + [$1,000 × (-70% + 20%)] = $500

In example 1, the final share prices of each of the underlying stocks is at or above 80% of its initial share price. Therefore, investors receive at maturity the stated principal amount of the securities and the final monthly coupon. However, investors do not participate in any appreciation of any of the underlying stocks.

In examples 2 and 3, the final share price of one of the underlying stocks is at or above 80% of its initial share price, but the final share prices of the other two underlying stocks are below 80% of their respective initial share prices. Therefore, at maturity, investors receive the final monthly coupon, but will lose 1% of principal for every 1% decline in the final share price of the worst performing underlying stock from its initial share price beyond the buffer amount of 20%.

Similarly, in examples 4 and 5, the final share price of each underlying stock is below 80% of its initial share price. Therefore, at maturity, investors receive the final monthly coupon, but will lose 1% of principal for every 1% decline in the final share price of the worst performing underlying stock from its initial share price beyond the buffer amount of 20%.

In example 4, the BAC Stock has declined 60% from its initial share price to its final share price, the TGT Stock has declined 80% from its initial share price to its final share price and the UNH Stock has declined 70% from its initial share price to its final share price. Therefore, investors receive the final monthly coupon and a payment at maturity calculated based on the share percent change of the TGT Stock, the worst performing underlying stock in this example. Investors will lose 1% of principal for every 1% decline in the final share price of the TGT Stock from the respective initial share price beyond the buffer amount of 20%.

In example 5, the BAC Stock has declined 70% from its initial share price to its final share price, the TGT Stock has declined 65% from its initial share price to its respective final share price and the UNH Stock has declined 60% from its initial share price to its final share price. Therefore, investors receive the final monthly coupon and a payment at maturity calculated based on the share percent change of the BAC Stock, the worst performing underlying stock in this example. Investors will lose 1% of principal for every 1% decline in the final share price of the BAC Stock from its initial share price beyond the buffer amount of 20%.

If the final share price of ANY underlying stock has decreased an amount greater than the buffer amount of 20% from its respective initial share price, you will be exposed to the downside performance of the worst performing underlying stock beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and up to 80% of, your investment in the securities.

May 2023  Page 9

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities provide a minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that they provide a minimum payment at maturity of only 20% of the stated principal amount of the securities. If the final share price of any underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 20%, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its respective initial share price, beyond the buffer amount, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. You could lose up to 80% of your investment in the securities.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its initial share price, and the return on the securities will be limited to the fixed monthly coupons paid during the term of the securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying stock has closed near or below 80% of its respective initial share price, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The final share prices of one or more underlying stocks may be less than 80% of the respective initial share price(s), resulting in a loss of 1% of principal for every 1% decline in the final share price of the worst performing underlying stock from its initial share price beyond the buffer amount of 20%. There can be no assurance that none of the underlying stocks will decline by an amount greater than the buffer amount of 20% as of the determination date so that you do not suffer a loss on your initial investment in the securities. See “Bank of America Corporation Historical Performance,” “Target Corporation Historical Performance” and “UnitedHealth Group Incorporated Historical Performance” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The

May 2023  Page 10

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the common stock of Bank of America Corporation, the common stock of Target Corporation or the common stock of UnitedHealth Group Incorporated. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks,

May 2023  Page 11

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to May 23, 2023 could potentially increase the initial share price of an underlying stock, and, therefore, could increase the value at or above which such underlying stock must close on the determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying stock on the determination date, and, accordingly, the amount of cash you receive at maturity (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the final share prices, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you or at maturity. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of the determination date,” “—Antidilution adjustments” and “—Alternate exchange calculation in case of an event of default,” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a unit consisting of (i) a Put Right (as defined below under “Additional Information―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Information―Tax considerations”), in exchange for a cash amount based on the performance of the worst performing underlying stock, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right. Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein. For example, the IRS could seek to treat the securities as debt instruments subject to Treasury regulations governing contingent payment debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have

May 2023  Page 12

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Information―Tax considerations—FATCA”). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of all three underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. If any underlying stock has decreased from its respective initial share price by an amount greater than 20% as of the determination date, you will be exposed to the decline in the worst performing underlying stock beyond the buffer amount, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each underlying stock.

￭Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to a greater risk of sustaining a loss on your investment than if the securities were linked to just one stock. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that any underlying stock will close below 80% of its respective initial share price on the determination date than if the securities were linked to only one underlying stock. Therefore, it is more likely that you will suffer a loss on your investment.

￭No affiliation with Bank of America Corporation, Target Corporation or UnitedHealth Group Incorporated. Bank of America Corporation, Target Corporation and UnitedHealth Group Incorporated are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Bank of America Corporation, Target Corporation or UnitedHealth Group Incorporated in connection with this offering.

￭We may engage in business with or involving Bank of America Corporation, Target Corporation or UnitedHealth Group Incorporated without regard to your interests. We or our affiliates may presently or from time to time engage in business with Bank of America Corporation, Target Corporation or UnitedHealth Group Incorporated without regard to your interests and thus may acquire non-public information about Bank of America Corporation, Target Corporation or UnitedHealth Group Incorporated. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect

May 2023  Page 13

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

to Bank of America Corporation, Target Corporation or UnitedHealth Group Incorporated, which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the determination date, this may decrease the final share price of an underlying stock to be less than 80% of the respective initial share price (resulting in a loss of some or a significant portion of your investment in the securities), materially and adversely affecting your return.

May 2023  Page 14

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Bank of America Corporation Historical Performance

The following graph sets forth the daily closing prices of the BAC Stock for the period from January 1, 2018 through May 23, 2023. The related table sets forth the published high and low closing prices of, as well as dividends on, the BAC Stock for each quarter for the period from January 1, 2020 through May 23, 2023. The closing price of the BAC Stock on May 23, 2023 was $28.58. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the BAC Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BAC Stock should not be taken as an indication of its future performance. No assurance can be given as to the closing price of the BAC Stock on the determination date.

Common Stock of Bank of America Corporation – Daily Closing Prices January 1, 2018 to May 23, 2023

This document relates only to the securities offered hereby and does not relate to the BAC Stock or other securities of Bank of America Corporation. We have derived all disclosures contained in this document regarding Bank of America Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Bank of America Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Bank of America Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BAC Stock (and therefore the price of the BAC Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Bank of America Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BAC Stock.

May 2023  Page 15

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Common Stock of Bank of America Corporation (CUSIP: 060505104)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	35.64	18.08	0.18
Second Quarter	28.54	19.77	0.18
Third Quarter	26.92	22.77	0.18
Fourth Quarter	30.31	23.47	0.18
2021
First Quarter	38.99	29.65	0.18
Second Quarter	43.27	38.08	0.18
Third Quarter	43.26	36.93	0.21
Fourth Quarter	48.37	43.08	0.21
2022
First Quarter	49.38	38.34	0.21
Second Quarter	40.90	31.13	0.21
Third Quarter	36.64	30.13	0.22
Fourth Quarter	38.41	29.77	0.22
2023
First Quarter	36.77	26.97	0.22
Second Quarter (through May 23, 2023)	30.56	26.99	-

We make no representation as to the amount of dividends, if any, that Bank of America Corporation may pay in the future. In any event, as an investor in the Fixed Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America Corporation.

May 2023  Page 16

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Target Corporation Historical Performance

The following graph sets forth the daily closing prices of the TGT Stock for the period from January 1, 2018 through May 23, 2023. The related table sets forth the published high and low closing prices of, as well as dividends on, the TGT Stock for each quarter for the period from January 1, 2020 through May 23, 2023. The closing price of the TGT Stock on May 23, 2023 was $147.16. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the TGT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the TGT Stock should not be taken as an indication of its future performance. No assurance can be given as to the closing price of the TGT Stock on the determination date.

Common Stock of Target Corporation – Daily Closing Prices January 1, 2018 to May 23, 2023

This document relates only to the securities offered hereby and does not relate to the TGT Stock or other securities of Target Corporation. We have derived all disclosures contained in this document regarding Target Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Target Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Target Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TGT Stock (and therefore the price of the TGT Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Target Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the TGT Stock.

May 2023  Page 17

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Common Stock of Target Corporation (CUSIP: 87612E106)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	126.07	91.04	0.66
Second Quarter	125.20	92.57	0.66
Third Quarter	157.42	117.70	0.68
Fourth Quarter	179.82	152.22	0.68
2021
First Quarter	200.95	169.82	0.68
Second Quarter	241.85	200.72	0.68
Third Quarter	264.07	228.77	0.90
Fourth Quarter	266.39	217.74	0.90
2022
First Quarter	234.17	189.90	0.90
Second Quarter	249.32	139.30	0.90
Third Quarter	180.19	142.38	1.08
Fourth Quarter	178.98	141.35	1.08
2023
First Quarter	181.02	151.73	1.08
Second Quarter (through May 23, 2023)	169.58	147.16	-

We make no representation as to the amount of dividends, if any, that Target Corporation may pay in the future. In any event, as an investor in the Fixed Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Target Corporation.

May 2023  Page 18

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

UnitedHealth Group Incorporated Historical Performance

The following graph sets forth the daily closing prices of the UNH Stock for the period from January 1, 2018 through May 23, 2023. The related table sets forth the published high and low closing prices of, as well as dividends on, the UNH Stock for each quarter for the period from January 1, 2020 through May 23, 2023. The closing price of the UNH Stock on May 23, 2023 was $479.44. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the UNH Stock may have been adjusted for stock splits and other corporate events. The historical performance of the UNH Stock should not be taken as an indication of its future performance. No assurance can be given as to the closing price of the UNH Stock on the determination date.

Common Stock of UnitedHealth Group Incorporated – Daily Closing Prices January 1, 2018 to May 23, 2023

This document relates only to the securities offered hereby and does not relate to the UNH Stock or other securities of UnitedHealth Group Incorporated. We have derived all disclosures contained in this document regarding UnitedHealth Group Incorporated stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to UnitedHealth Group Incorporated. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding UnitedHealth Group Incorporated is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the UNH Stock (and therefore the price of the UNH Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning UnitedHealth Group Incorporated could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the UNH Stock.

May 2023  Page 19

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Common Stock of UnitedHealth Group Incorporated (CUSIP: 91324P102)	High ($)	Low ($)	Dividends ($)
2020
First Quarter	305.31	194.86	1.08
Second Quarter	311.85	229.49	1.25
Third Quarter	323.70	291.16	1.25
Fourth Quarter	356.82	303.68	1.25
2021
First Quarter	379.06	324.34	1.25
Second Quarter	420.89	364.37	1.45
Third Quarter	429.71	390.74	1.45
Fourth Quarter	505.58	387.01	1.45
2022
First Quarter	520.82	455.89	1.45
Second Quarter	546.01	452.06	1.65
Third Quarter	548.32	501.24	1.65
Fourth Quarter	555.15	498.86	1.65
2023
First Quarter	518.64	460.33	1.65
Second Quarter (through May 23, 2023)	526.23	478.82	-

We make no representation as to the amount of dividends, if any, that UnitedHealth Group Incorporated may pay in the future. In any event, as an investor in the Fixed Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of UnitedHealth Group Incorporated.

May 2023  Page 20

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying stock issuer:	With respect to the BAC Stock, Bank of America Corporation With respect to the TGT Stock, Target Corporation With respect to the UNH Stock, UnitedHealth Group Incorporated
Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the monthly coupon and payment at maturity shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive on each coupon payment date and at maturity or whether a market disruption event has occurred. See “—Alternate exchange calculation in case of an event of default,” “—Market disruption event” and “—Antidilution adjustments” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

With respect to each underlying stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:

Subject to the provisions set out under “—Antidilution adjustments” below, the closing price for one share of an underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i) if such underlying stock (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the underlying stock (or any such other security) is listed,

(ii) if such underlying stock (or any such other security) is a security of the Nasdaq, the official closing price of such underlying stock published by the Nasdaq on such day, or

(iii) if such underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

May 2023  Page 21

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

If such underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to an underlying stock, (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution adjustments” below.

Market disruption event:

With respect to each underlying stock, market disruption event means:

(i)the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such underlying stock on the primary market for such underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b) a breakdown or failure in the price and trade reporting systems of the primary market for such underlying stock as a result of which the reported trading prices for such underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c) the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii)a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purposes of determining whether a market disruption event has occurred with respect to an underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on an underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to an underlying stock and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to an underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Postponement of the determination date:

The determination date is subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to an underlying stock occurs on the scheduled determination date, or if the determination date is not a trading day, the closing price for such underlying stock for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to such affected underlying stock; provided that the final share price for an underlying stock will not be determined on a date later than the fifth scheduled trading day after the scheduled determination date and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of the affected underlying stock on such fifth trading day

May 2023  Page 22

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

based on the mean, as determined by the calculation agent, of the bid prices for one share of such underlying stock for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates and maturity date:

If any scheduled coupon payment date is not a business day, that monthly coupon shall be paid on the next succeeding business day; provided that the final monthly coupon will be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, the determination date with respect to any underlying stock is postponed so that it falls less than two business days prior to the maturity date, the maturity date shall be postponed to the second business day following the determination date as postponed, by which date the closing price of each underlying stock has been determined. In any of these cases, no adjustment shall be made to any payment made on that postponed date.

Antidilution adjustments:

The adjustment factor with respect to an underlying stock will be adjusted as follows:

1.If such underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock.

2.If such underlying stock is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or (ii) to a distribution of such underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”) then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor.

3.If the applicable underlying stock issuer issues rights or warrants to all holders of such underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4.There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to an underlying stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to an underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the amount payable at maturity will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated to reference basket stocks in accordance with the procedures for a reference basket event as described in

May 2023  Page 23

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

clause (c) (ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive in the absence of manifest error. A distribution on such underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5.If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underling stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable for each security will be as follows:

●Upon the determination date: The investor will receive for each security held a payment at maturity equal to:

➢If the exchange property value on the determination date is greater than or equal to the 80% of its respective initial share price, and the final share price (or exchange property value, as applicable) of each of the other underlying stocks is also greater than or equal to 80% of its respective initial share price: the stated principal amount and the monthly coupon for the final monthly interest period.

➢If the exchange property value on the determination date is less than 80% of its respective initial share price, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than 80% of its respective initial share price: the monthly coupon for the final monthly interest period plus:

➢If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above:

$1,000 + [$1,000 × share percent change of the worst performing underlying stock + 20%)]

➢If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above:

$1,000 + [$1,000 × share percent change of the worst performing underlying stock + 20%)]

For purposes of calculating the share percent change, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock multiplied by the adjustment factor for such worst performing underlying stock on the determination date.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than 80% of the initial share price, or for determining the worst performing underlying stock, “exchange property value” means (x) for any

May 2023  Page 24

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the determination date.

No adjustments to an adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of any underlying stock, including, without limitation, a partial tender or exchange offer for any underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable on the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books,(ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the determination date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as monthly coupon with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with

May 2023  Page 25

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other

May 2023  Page 26

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

comparable rating then used by that rating agency, or ●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

May 2023  Page 27

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•certain financial institutions;

•insurance companies;

•dealers and certain traders in securities or commodities;

•investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•regulated investment companies;

•real estate investment trusts; or

•tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-

May 2023  Page 28

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

U.S. taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

(i)  a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the worst performing underlying stock; and

(ii)  a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, a portion of the coupon on the securities will be treated as the Yield on the Deposit, and the remainder will be attributable to the premium on the Put Right (the “Put Premium”). The Yield on the Deposit will be determined by us as of the pricing date and set forth in the applicable pricing supplement.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right. Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours. This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities. Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•a citizen or individual resident of the United States;

•a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities. Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit. The remainder of the coupon payments will represent payments attributable to the Put Premium. To the extent attributable to the Yield on the Deposit, coupon payments on the securities should generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

May 2023  Page 29

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis. Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities. If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised. In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Worst Performing Underlying Stock upon Maturity of the Securities. If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right. In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Settlement. Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange and short-term capital gain or loss otherwise. The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Right. For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right. In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to treat a security or the Deposit as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing. Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

May 2023  Page 30

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities. Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible. Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income). Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•an individual who is classified as a nonresident alien;

•a foreign corporation; or

•a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•certain former citizens or residents of the United States; or

•a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Assuming the treatment of the securities as set forth above is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code and FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total

May 2023  Page 31

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

combined voting power of all classes of our stock entitled to vote;

•the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein. While the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a security under current law should generally be the same as those described immediately above, it is possible that a Non-U.S. Holder could be subject to withholding tax under certain recharacterizations of the securities.

Moreover, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with

May 2023  Page 32

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as interest or other FDAP income). While the treatment of the securities is unclear, you should assume that the yield on the Deposit will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat the entire amount of the coupon payments as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to May 23, 2023, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, as a result, increase the value at or above which the underlying stock must close on the determination date so that you are not exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the determination date, and, accordingly, the amount of cash you receive at maturity (depending also on the performance of the other underlying stocks).

May 2023  Page 33

Morgan Stanley Finance LLC

Fixed Income Buffered Securities due May 29, 2025
Payments on the Securities Based on the Worst Performing of the Common Stock of Bank of America Corporation, the Common Stock of Target Corporation and the Common Stock of UnitedHealth Group Incorporated
Principal at Risk Securities

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement or in the prospectus.

May 2023  Page 34